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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ___________________

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               September 1, 1995
                          ----------------------------

                             Alaska Gold Company
            (Exact name of registrant as specified in its charter)


           Delaware                1-7241              13-2774390
       (State or other          (Commission           (IRS Employer
       jurisdiction             File Number)        Identification No.)
       of incorporation)

              2959 North Rock Road
              Wichita, Kansas                             67226
     (Address of principal executive offices)           (Zip Code)


                                (316) 636-6316
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed from last report.)

























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Item 5.  Other Events.

     Alaska Gold Company (the "Registrant") and Mueller Acquisition Corporation ("MAC") have entered into an Agreement and Plan of Merger dated as of September 1, 1995 (the "Merger Agreement"), pursuant to which, among other things, (a) MAC, a newly formed Delaware corporation wholly owned by Mueller Industries, Inc. ("Mueller"), will be merged with and into the Registrant with the Registrant being the surviving corporation and (b) all shares of common stock of the Registrant other than the shares of the Registrant's common stock owned by Mueller, will be converted into the right to receive $0.25 cash per share, and thereafter the Registrant will be wholly owned by Mueller. The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

     (a)  Financial statements of business acquired:   None

     (b)  Pro forma financial information:   None

     (c)  Exhibits:

          2.1 Agreement and Plan of Merger, dated as of September 1, 1995, by and among Alaska Gold Company, Mueller Acquisition Corporation and Mueller Industries, Inc.








































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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ALASKA GOLD COMPANY



                              By: /s/ Gary L. Baker
                                 Name:   Gary L. Barker
                                 Title:  President

Date:  September 13, 1995


















































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                                 EXHIBIT INDEX

Exhibit
Number    Description                                                     Page

 2.1 Agreement and Plan of Merger, dated as of September 1, 1995, by and among Alaska Gold
          Company, Mueller Acquisition Corporation and
          Mueller Industries, Inc.